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                                A N A L Y S T S
                           I N T E R N A T I O N A L
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                           INTER-OFFICE COMMUNICATION


TO:                                     FROM:      F.W. Lang

                                        LOCATION:  Corporate

CC:                                     DATE:

                                        RE:        EMPLOYMENT COMMITMENT-
                                                   SALARY SEVERANCE PROTECTION

In consideration of your continuing to be employed by Analysts International, Analysts International agrees with you that in the event there is a change of control of Analysts International, then Analysts International will
(i) continue your employment for a period of thirty-six (36) months on the same basis as you are now employed (without any required relocation or salary reduction), or (ii) provide you a severance payment of thirty-six (36) months' salary in the event your employment is terminated by Analysts International during that period. The salary severance payment is due and payable immediately on termination of employment in one lump sum. Your right to the severance payment on such a termination is absolute and not conditional on your ability to find suitable employment after a diligent search and is not subject to revocation should you find suitable employment. You do, however, remain free to terminate your employment, but no severance payment will be made to an employee who terminates. This commitment is not a current employment contract. This employment continuation or severance commitment only becomes effective if there is a change in control.

"Change of control" for the purpose of this commitment shall mean the acquisition after December 31, 1987 by any person or group of related persons of more than a majority in interest of the outstanding voting stock of Analysts International, or a change in a majority of Analysts International's Board of Directors as a result of a proxy solicitation not approved by a majority of the current Board.

This commitment by Analysts International to you will continue in effect so long as you are employed by Analysts International unless terminated by six-month notice.


FWL